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                                                                     EXHIBIT 16


                       [DELOITTE & TOUCHE LLP LETTERHEAD]





April 7, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:  S3 Incorporated


Ladies and Gentlemen:

We have read the comments in Item 4 of Form 8-K of S3 Incorporated, dated March 31, 1998 and are in agreement with the statements contained in paragraph 4(a) therein, except the third paragraph as to which we have no basis on which to agree or disagree.

Very truly yours,

/s/ Deloitte & Touche LLP


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